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                                                                    EXHIBIT 10.4

                                  AMENDMENT TO
                              EMPLOYMENT AGREEMENT
                                    --------
                                  APRIL 1, 2000



THIS AMENDMENT is made as of April 1, 2000 ("Commencement Date"), and is by and between Getty Images, Inc. (the "Company") and A.D. "Bud" Albers (the "Employee").


WHEREAS the Company and the Employee desire to amend the Employment Agreement dated October 11, 1999 (the "Agreement");


THEREFORE the Company AND the Employee agree to delete Section 3 (a) in its entirety and replace it as follows:


        3. (a) SALARY. The Company shall pay to the Employee an annual salary (the "Salary") at the initial rate of Two Hundred Fifty Thousand Dollars ($250,000.00), payable to the Employee in accordance with the normal payroll practices of the Company for its employees as are in effect from time to time. The amount of the Employee's Salary shall be reviewed annually by the Company on or about April 1 of each year during the Term beginning in the 2000 calendar year.


IN WITNESS WHEREOF, Getty Images, Inc. and A.D. "Bud" Albers have caused this Amendment to be executed as of the Commencement Date.



GETTY IMAGES, INC.                              A.D. ALBERS



By:
    ---------------------------------           --------------------------------
        Jonathan Klein, CEO                               A.D. Albers


Date:
    ---------------------------------           --------------------------------